EXHIBIT 99.4

Dynamex Inc.
Answers to Frequently Asked Questions  - Greenbriar Acquisition

Q.	Who is Greenbriar Equity Investors LLC?

A.	Based in Rye, New York, Greenbriar Equity Investors LLC (“Greenbriar”) is one of the most experienced and successful transportation and logistics focused private equity firms in North America.

Q.	What are the benefits to Dynamex, its employees and customers from the transaction?

A.
For Dynamex employees and valued customers like you, the merger will allow for greater stability, focus and flexibility to make the strategic, long-term investments that are needed to advance our leadership position. We will continue to grow our core business, expand service offerings and move into new markets and improve overall cost structures and efficiencies. Under the new partnership with Greenbriar, we can accelerate the positive momentum we have seen over the last year.

Q.	What is the transaction and what effect will it have on Dynamex?

A.
Pursuant to the terms and subject to the conditions set forth in the merger agreement, an investment fund managed by Greenbriar will acquire Dynamex. Dynamex will no longer be a publicly held corporation.

Q.	When do you expect the transaction to be completed?

A.
Dynamex and Greenbriar are working towards completing the transaction as soon as possible. Assuming approval by our stockholders, regulatory approvals and timely satisfaction of the closing conditions, we anticipate that the transaction will be completed in the fourth calendar quarter of 2010 or the first calendar quarter of 2011.

Q.	How certain is the closing of the transaction?

A.	The transaction is subject to approval by Dynamex’s stockholders, the receipt of certain regulatory approvals and the satisfaction of other customary conditions.

Q.	What happens if the transaction is not completed?

A.
If the transaction is not completed for any reason, Dynamex will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ and registered under the Securities Exchange Act of 1934, as amended. No stockholder will be entitled to receive the consideration described in the merger agreement for his or her Dynamex common stock, restricted stock, performance units or stock options if the transaction is not completed.

Q.	I own Dynamex common stock, restricted stock and/or performance stock units. How will the transaction affect these securities?

A.
At the effective time of the transaction and pursuant to the terms of the merger agreement, each share of Dynamex common stock (including shares of restricted stock, which vest automatically in connection with the merger, and shares of common stock issued in respect of performance stock units) issued and outstanding immediately prior to the effective time of the transaction (other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $21.25 in cash, without interest, less any applicable withholding taxes.

Q.	What will happen to my Dynamex stock options in the transaction?

A.
Each outstanding Dynamex stock option (whether vested or unvested) will be converted into the right to receive a cash payment equal to the excess, if any, of $21.25 over the exercise price of such option, without interest, less any applicable withholding taxes.

Q.	What should employees expect until the closing of the transaction?

A.
We anticipate that the transaction will be completed in the fourth calendar quarter of 2010 or the first calendar quarter of 2011. Between now and the closing of the transaction, it will be “business as usual” at Dynamex and there should be no changes in your daily activities.

Q.	Will I become a Greenbriar employee?

A.	No. Employees will remain as Dynamex employees.

Q.	Will there be changes in management?

A.	We anticipate that the current Dynamex management team will remain in place. We expect minimal changes, if any, in your day-to-day work experience at Dynamex.

Q.	What will happen to my employee benefits, compensation and 401(k) as a result of the transaction?

A.
Changes to benefits, if any, will be undertaken in compliance with legal and contractual obligations. Dynamex does not anticipate changes to employees’ salary or benefits following the closing of the transaction.

Q.	I see that Greenbriar is based in Rye, New York. Will the transaction affect my work location?

A.	Employees will remain in their current work locations.

Q.	What about my tenure with respect to vacation after the closing?

A.	Your tenure with Dynamex prior to the closing of the transaction will be counted in determining your vacation entitlement following the closing.

Q.	Can I discuss the transaction with Dynamex’s customers and vendors?

A.
Only authorized officers of Dynamex should speak with customers and vendors regarding the specific terms of the transaction. If a customer or vendor asks about the transaction, you may point them to the Dynamex and Securities and Exchange Commission websites so that they can read the press release and obtain additional information about the transaction.

Q.	Where can I get more information about the transaction?

A.	A press release describing the terms of the transaction is posted on Dynamex’s website and has been filed with the Securities and Exchange Commission.

Q.	How will employees be kept informed about the progress of the acquisition?

A.	Management will communicate directly with employees – verbally, in group meetings and/or through our website – as new information becomes available.

Q.	Will Dynamex’s name continue to be used?

A.
Yes. As you know, the Dynamex brand is well- known and highly regarded throughout the transportation industry. Greenbriar understands the brand-equity we have worked hard to build and there are no plans to change the name of the company.

Q.	What other transportation companies does Greenbriar own? Will there be any integration with any other subsidiaries?

A.	Dynamex is Greenbriar’s only North American investment that is primarily focused on same-day transportation. Dynamex will continue to be operated as a stand-alone company.

Q.	Given today’s market condition, why was this an opportune time to go forward with this transaction?

A.
Dynamex has been incurring the costs but has not realized the benefits normally associated with a being public company.  Our stock price has been under pressure over the last two years and the $21.25 per share price is a premium of 39% over the close on September 30, 2010.  Our Board determined that this transaction was in the best interest of its stakeholders, including its stockholders, employees and customers.

Q.	Will the Company’s organizational structure change?

A.	There are no changes anticipated as a result of the transaction with Greenbriar.

Q.	As an employee, what should I say if asked about the announcement?

A.
Assure people that they shouldn’t see any change in immediate day-to-day operations of the company. If you are asked for any more specific information from the news media, please do not comment and refer the inquiry to James Welch, Ray Schmitz or Maynard Skarka.

Q.	Was the Board’s vote unanimous?

A.	Yes. The Board of Directors unanimously approved the merger agreement.

Q.	Will the Board consider any other offers?

A.
The Board and its advisors are permitted to solicit and consider alternative proposals from third parties for a period of 40 days following the date of the merger agreement and intend to do so. There can be no assurance that the solicitation of such proposals will result in an alternative transaction.  In addition, Dynamex may, at any time, subject to the terms of the merger agreement, respond to unsolicited proposals.

ADDITIONAL INFORMATION

The proxy statement that Dynamex plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders will contain information about Dynamex, Greenbriar, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from Dynamex by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Dynamex, without charge, from the SEC’s website (www.sec.gov) or, without charge, from Dynamex by mail or from the Dynamex website (www.dynamex.com). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Dynamex. Dynamex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Dynamex stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Dynamex may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with Securities and Exchange Commission in connection with the proposed merger.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,”

“can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time. Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.